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                                                                     Exhibit 5




PictureTel  Corporation                              August 14, 1996
100 Minuteman Road
Andover, Massachusetts    01810

                                     RE:      1992 Non-Employee Directors' Plan
Ladies and Gentlemen:

         I have assisted in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission relating to 150,000 shares (the "Shares") of the Common Stock $.01 par value per share, of PictureTel Corporation, a Delaware corporation (the "Company"), issuable under the Company's 1992 Non-Employee Directors' Plan (the "Plan").

         I have examined the Restated Certificate of Incorporation of the Company and all amendments thereto in the Office of the Secretary of State of Delaware, all pertinent records of the meetings of the directors and stockholders of the Company, the aforementioned Registration Statement and such other documents relating to the Company as I have deemed material for purposes of this opinion.

         In my examination of the foregoing documents, I have assumed the genuineness of all signatures and the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies, and the authenticity of the originals of such documents.

         Based upon the foregoing, it is my opinion that:

1. The Company is a corporation duly organized and validly existing under the laws of the State of Delaware.

2. The Company has duly authorized for issuance the Shares of its Common Stock covered by the Registration Statement to be issued under the Plan, as described in the Registration Statement, and such Shares, when issued and paid for in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

         I hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement.

Very Truly Yours,

/s/ Holly H. Stratford
Holly H. Stratford
Associate General Counsel


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